LETTER OF INTENT FOR NEGOTIATION AND INFORMATION EXCHANGE



This Letter of Intent for Negotiation and Information Exchange

("Agreement") is effective as of the 21st day of January, 2000 between Empire Financial Holdings, Incorporated, a Florida

Corporation with its principal place of business/residing at 1385

West State Road 434, Longwood, Florida 32750 ("Party 1") and

eConnect2Trade.com, Incorporated, a Nevada Corporation with its principal place of business/residing at 5737 Kanan Road, # 175,

Agoura Hills, California 91301 ("Party 2").



                               General



Party 1 is engaged in securities business as a "full service "

stock brokerage firm, which includes Internet securities

transactions. Party 1 is waiting for SEC approval to become a

"clearing firm house".



Party 2 is engaged in the business of sales, marketing, and

licensing of computer software products that execute cash (ATM)

and credit card transactions via the Internet and other mediums.



The parties propose entering into an agreement concerning the

Beta testing for "same as cash" ATM transactions via Internet brokerage accounts (the "Deal").



Since November of 1999, the parties have had discussions

concerning the Deal during which they determined that further negotiations would be appropriate.  As it is expected that these subsequent negotiations will involve frequent communications,

including the exchange of proprietary information, they agree as follows.



                              Agreement



Except for Sections 2.3, 3, 4, 5, 7 and this section, all of which are legally binding and each of which survive any cessation of negotiations or termination of this Agreement, this Agreement is only a statement of intent to conduct further negotiations and does not constitute a binding Agreement in any respect.  Such a binding Agreement will arise only when all material terms have been set forth in a definitive written agreement, or sets of agreements, executed by both parties (the "Final Agreement").

All drafts, term sheets, memoranda, and other communications prepared or exchanged in the course of negotiations, even if signed by one or both Contacts (defined below), are preliminary and have no legal effect unless subsequently incorporated into a

Final Agreement.  Notwithstanding this, the parties agree to negotiate in good faith the terms of a Final Agreement.



1.  Negotiations



1.1  Designation of Negotiators. The following persons (the

"Contacts") will represent the parties in the negotiations: For

Party 1, Rob Jansen and Kevin Gagne.  For Party 2, Robert Bragg.

Either party may replace their Contact(s) by giving written

notice to the other party.



2.  Conduct of Negotiations



2.1  The parties desire to execute a Final Agreement by March 30,
2000

(the "Target Date"). The Contacts will in good faith talk

regularly, schedule negotiations, and coordinate all exchanges of information, including recommendations, drafts, and proposals. A timetable setting forth the preliminary schedule of negotiations is attached as Exhibit A. A reasonable number of employees,

agents, and advisers may accompany the Contacts at meetings and negotiations.



2.2 No less than one executive(s) of both parties will meet to review the progress of the negotiations, and to identify and clarify issues. Following each meeting, the parties will decide whether to continue or terminate their negotiations. The meetings may be in person or via telephone and email. These meetings shall be no less than once per week.



The parties will negotiate with the goal of including the

following items in the Final Agreement:



1. Defining who contributes what, as well as who prepares specifications.



2. Setting forth ownership rights of the parties in past, present and future works.



3. The respective rights of the parties to use any developed works,

including the right to license or sublicense others and the right to make derivative works.

4.  Who pays for costs and expenses incurred.



5.  Structure of transaction fees or royalties.



6. Defining obligations regarding future development, modifications and enhancements.



7.  Competitive restrictions.



2.3  No Simultaneous Negotiations.  So long as the parties are actively engaged in negotiations with each other, both agree not to directly or indirectly enter into negotiations or arrangements with any third parties engaged in, for Party 1: computer software related to monetary and credit card transactions via the Internet or any other "Network" medium; for Party 2: any brokerage firm

(B/D) engaged in Internet transactions that are the same as, or functionally equivalent to the subject of these negotiations.



3.  Costs and Expenses of Negotiation



3.1  Each party will bear its own costs and expenses.



3.2 In the event that the parties agree to select a meeting location other than at their respective offices. The costs will be equally shared.



4.  Protection of Information



4.1 The parties agree to conspicuously mark all information exchanged or created in the course of negotiations as "Confidential

Information." The receiving party along with its affiliates,

agents, and employees (collectively, "Recipient"), may not use this Confidential Information for any purpose, including the manufacture, design or sale of the Recipient's products and

services. The Recipient's use of the Confidential Information is

subject only to: (1) authorization, for a five (5) year period commencing from the date of receipt, to refrain from revealing any Confidential Information to third parties not engaged in these negotiations by using the same care and discretion that the

Recipient employs to protect its own documents that it does not want disclosed, and (2) the originating party's trademarks,

copyrights, and patent rights that it may not interfere or

otherwise use.



4.2 Any copies of the Confidential Information should be marked and treated as such.



4.3 If a Final Agreement has not been executed, then upon termination of this Agreement, the parties agree to return the other's

Confidential Information, including all copies.



4.4 The parties agree to use their best efforts to avoid disclosure of the fact or object of their negotiations and to restrict all internal communications concerning the negotiations to those recipients to whom such information must be disclosed in order to effectively conduct the negotiations. Except as otherwise

required by law, the parties agree not to issue any press

releases or make any public announcements regarding the

negotiations without the prior written approval of the other.



4.5  Despite any captions, headings, or restrictions regarding proprietary matters or any nondisclosure notices or policy

statements contained in the Confidential Information, this

Section 4 constitutes the sole and exclusive agreement of the parties concerning the Confidential Information and any

information exchanged or disclosed in connection with the

negotiations.



4.6  If the negotiations result in a Final Agreement, the Final

Agreement may contain further terms and conditions respecting confidentiality)".



5.  Limitation of Liability



Despite Section 4, neither party will make a claim against, or be liable to, the other party or its affiliates or agents for any damages, including, without limitation, lost profits or injury to business reputation, resulting from the continuation or

abandonment of negotiations and the consequences of same. Neither party will make a claim against, or be liable to, the other party or its affiliates or agents for any special, incidental, or

consequential damages, including, without limitation, lost

profits, based on any breach, default, or negligence of such other party, its affiliates, or agents with respect to Section

2.3 of this Agreement.



6.  Term



This Letter of Intent will remain in effect until either party gives written notice of its intention to abandon further

negotiations, or until superseded by the execution of the Final

Agreement.



7.  Other



7.1 Equitable Relief. Each party acknowledges and agrees that, if there is any breach of this Letter of Intent, including, without limitation, unauthorized use or disclosure of Confidential

Information or other information of the other party, the non-

breaching party will suffer irreparable injury that cannot be compensated by monetary damages and therefore will not have an adequate remedy at law. Accordingly, if either party institutes an action or proceeding to enforce the provisions of this Letter of Intent, such party will be entitled to obtain such injunctive relief, specific performance, or other equitable remedy from a court of competent jurisdiction as may be necessary or

appropriate to prevent or curtail any such breach, threatened or actual. These will be in addition to and without prejudice to such other rights as such party may have in law or in equity.



7.2 Entire Agreement. The parties acknowledge that this Letter of

Intent expresses their entire understanding and agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section. The parties further acknowledge that this Letter of Intent supersedes, terminates and otherwise renders null and void any and all prior or

contemporaneous agreements or contracts, whether written or oral,

entered into between Party 1 and Party 2 with respect to the matters expressly set forth in this Letter of Intent.



8.  Fax or Email. Signatures on documents sent via fax or email,

including this "Agreement," shall be deemed an "original

signature" and is legally binding.



We have carefully reviewed this Letter of Intent and agree to and accept its terms and conditions. We are executing this Letter of

Intent as of the day and year first written above.



PARTY 1:                                PARTY 2:





By: /s/  Kevin Gagne                    By: /s/  Robert Bragg

Kevin Gagne                             Robert Bragg

President/CEO                           President/CEO

Empire Financial Holdings, Inc.         eConnect2Trade.com, Inc.